UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2010

FRANKLIN RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-09318	13-2670991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Franklin Parkway, San Mateo, California 94403

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (650) 312-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 17, 2010, Franklin Resources, Inc. (the “Company”) entered into: (i) an underwriting agreement (the “2013 Underwriting Agreement”) with Banc of America Securities LLC and Morgan Stanley & Co. Incorporated, as representatives of the several underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to sell to the Underwriters $300,000,000 aggregate principal amount of its 2.000% Notes due 2013 (the “2013 Notes”); (ii) an underwriting agreement (the “2015 Underwriting Agreement”) with the Underwriters, pursuant to which the Company agreed to sell to the Underwriters $250,000,000 aggregate principal amount of its 3.125% Notes due 2015 (the “2015 Notes”); and (iii) and an underwriting agreement (the “2020 Underwriting Agreement” and together with the 2013 Underwriting Agreement and 2015 Underwriting Agreement, the “Underwriting Agreements”) with the Underwriters, pursuant to which the Company agreed to sell to the Underwriters $350,000,000 aggregate principal amount of its 4.625% Notes due 2020 (the “2020 Notes” and together with the 2013 Notes and the 2015 Notes, the “Notes”), for sale by the Underwriters (collectively the “Offering”) pursuant to the Company’s registration statement on Form S-3 (File No. 333-149573) (the “Registration Statement”). On May 17, 2010, the Company priced the Offering and on May 20, 2010, the Offering closed. The Company realized approximately $892 million in proceeds from the Offering of the Notes, net of underwriting discounts and commissions. The Company intends to use the net proceeds of the Offering for general corporate purposes, which may include repayment of previously issued commercial paper.

The Underwriters have performed investment banking and advisory services for the Company and for certain of the Franklin Resources funds from time to time in the ordinary course, for which they have received customary fees and expenses. These services have included acting as underwriters and distributors for certain of the Franklin Resources funds and providing financing to the Company and to those funds. The Underwriters may, from time to time, engage in other transactions with and perform services for the Company in the ordinary course of their business.

The Notes were issued by the Company under an Indenture, dated as of May 19, 1994 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee (the “Trustee”), as amended and supplemented by a first supplemental indenture, dated October 9, 1996 (the “First Supplemental Indenture”) and a second supplemental indenture, dated May 20, 2010 (inclusive of the form of Global Note for the 2013 Notes, the 2015 Notes and the 2020 Notes, the “Second Supplemental Indenture”). The Base Indenture as amended and supplemented by the First Supplemental Indenture and the Second Supplemental Indenture is referred to as the “Indenture.”

The foregoing summary and the summary of the terms of the Notes set forth below do not purport to be complete and are qualified in their entirety by reference to the text of the Underwriting Agreements and the Indenture. The 2013 Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K, the 2015 Underwriting Agreement is filed as Exhibit 1.2 to this Current Report on Form 8-K, the 2020 Underwriting Agreement is filed as Exhibit 1.3 to this Current Report on Form 8-K, the Base Indenture was filed as Exhibit 4.1 to the Registration Statement, the First Supplemental Indenture was filed as Exhibit 4.2 to the Annual Report on Form 10-K for the fiscal year ended September 30, 2009, and the Second Supplemental Indenture is filed as Exhibit 4.1 to this Current Report on Form 8-K and each of these documents is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed under Item 1.01 of this Current Report is incorporated herein by reference.

Interest on the Notes will be payable semi-annually on May 20 and November 20 of each year, beginning on November 20, 2010. The 2013 Notes will mature on May 20, 2013; the 2015 Notes will mature on May 20, 2015; and the 2020 Notes will mature on May 20, 2020. The Notes will be unsecured and unsubordinated obligations of the Company and will rank equal in right of payment with respect to each other and with all its existing and future unsubordinated indebtedness. The Notes will be structurally subordinated to all of the existing and future debt of the Company’s subsidiaries.

The Company may redeem the Notes prior to maturity in whole or in part at any time, at its option, at certain “make-whole” redemption prices. In the case of any such redemption, the Company will also pay accrued and unpaid interest, if any, to the redemption date.

The Indenture contains, subject to exceptions, limitations on the Company’s ability and the ability of its subsidiaries to pledge voting stock or profit participating equity interests in the subsidiaries to secure other debt without also similarly securing the Notes equally and ratably. The Indenture also includes requirements that must be met if the Company consolidates or merges with, or sells all or substantially all of its assets to, another entity.

The Notes contain customary events of default, including:

•	default in the payment of interest not cured within 30 days;

•	default in the payment of principal when due;

•	certain events of bankruptcy, insolvency or reorganization involving the Company or any significant subsidiary thereof, including the entry of any court order or decree related to these events;

•

default in the performance or breach of any covenant or warranty under the Indenture or the Notes not cured within 60 days after a written notice of default is given by the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes; and

•

acceleration of indebtedness of the Company or any significant subsidiary thereof, or failure to pay any such debt at maturity, in a principal amount in excess of $75 million under the terms of the instrument under which such indebtedness was issued or secured, if such acceleration is not annulled within 30 days after a written notice of default is given by the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes.

Item 8.01.	Other Events

On May 20, 2010, the Company issued a press release announcing the issuance and sale of the Notes. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement for the 2.000% Notes due 2013, dated May 17, 2010, among the Company, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, and the other underwriters named therein

1.2	Underwriting Agreement for the 3.125% Notes due 2015, dated May 17, 2010, among the Company, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, and the other underwriters named therein

1.3	Underwriting Agreement for the 4.625% Notes due 2020, dated May 17, 2010, among the Company, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, and the other underwriters named therein

4.1	Form of Second Supplemental Indenture, dated May 20, 2010 (inclusive of the form of global note of the Company’s 2.000% Notes due 2013, the Company’s 3.125% Notes due 2015 and the Company’s 4.625% Notes due 2020)

5.1	Opinion of Weil, Gotshal & Manges LLP

23.1	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1)

99.1	Press release, dated May 20, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN RESOURCES, INC.

Date: May 20, 2010	By:	/s/ Kenneth A. Lewis
	Name:	Kenneth A. Lewis
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement for the 2.000% Notes due 2013, dated May 17, 2010, among the Company, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, and the other underwriters named therein

1.2	Underwriting Agreement for the 3.125% Notes due 2015, dated May 17, 2010, among the Company, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, and the other underwriters named therein

1.3	Underwriting Agreement for the 4.625% Notes due 2020, dated May 17, 2010, among the Company, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, and the other underwriters named therein

4.1	Form of Second Supplemental Indenture, dated May 20, 2010 (inclusive of the form of global note of the Company’s 2.000% Notes due 2013, the Company’s 3.125% Notes due 2015 and the Company’s 4.625% Notes due 2020)

5.1	Opinion of Weil, Gotshal & Manges LLP

23.1	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1)

99.1	Press release, dated May 20, 2010